Exhibit 10.1
Declaration of Amendment
to
UAL Corporation
Success Sharing Program -
Performance Incentive Plan

       WHEREAS, UAL Corporation has adopted the UAL Corporation Success Sharing Program - Performance Incentive Plan (the "Plan"); and

       WHEREAS, the Plan reserves to the UAL Corporation's Senior Vice President - People the authority (i) to establish or amend Exhibits to the Plan reflecting the terms of the Plan as applied to International Employees and (ii) to amend the definition of Wages as reflected in Appendix B.

       NOW, THEREFORE, the undersigned hereby amends, effective January 1, 2004, Appendix B to read as set forth in the attached revised Appendix B and hereby amends Exhibits D, L and N to read as set forth in the attached revised Exhibits D, L and N.

       IN WITNESS WHEREOF, the undersigned has executed this Declaration of Amendment this 15th day of July, 2004.

 /s/ Sara A. Fields
 Sara A. Fields
  Senior Vice President - People

Appendix B

Wages

B-1.  Inclusions.  For purposes of Paragraph III.C.1. the following items are included in the definition of Wages:

  base pay
  overtime pay
  holiday pay
  longevity pay
  sick pay
  lead/purser/service director pay
  high skill premium/longevity pay
  language premium
  international and night flying premium pay
  pay for time taken as vacation
  payment for accrued vacation not taken as vacation when paid on account of (i) a leave or (ii) a termination of employment due to a reduction in force or for military leave shift differential pay
  back pay (other than judicial or administrative awards of grievance pay or back pay or settlement thereof)
  delayed activation pay
  bypass pay
  check pilot premium pay
  double town salary expense
  senior/junior manning pay
  operational integrity pay
  temporary reclass pay
  Hawaiian override
B-2.  Exclusions.  For purposes of Paragraph III.C.2. the following items are excluded in the definition of Wages:
  deferred compensation (other than pursuant to Code Sec. 125 or 401(k))
  moving expense and similar allowances
  KERP I and KERP II awards
  performance incentive awards, profit sharing awards or sales incentive awards expense reimbursements and per diems
  severance, termination pay and related payments
  payment for accrued vacation time not taken as vacation when paid on account of termination of employment, other than on account of a reduction in force or for a military leave disability and workers compensation payments
  duty-free commissions
  recognition lump sums
  flight expense
  retropay created by execution of a collective bargaining agreement, unless the collective bargaining agreement requires inclusion reimbursable cleaning
  Employer contributions to employee benefit plans
  solely for purposes of making an award payment under this Plan, judicial or administrative awards for grievance pay or back pay (including settlements thereof)
  imputed income for employee or dependent life insurance coverage imputed income from pass service charges
  taxable travel
  imputed income from domestic partner benefits
  cash payments made pursuant to any agreement, program, arrangement or plan designed to compensate an employee for amounts that may not be credited or allocated to the employee under a qualified retirement plan due to limitations imposed by tax laws taxable fringe benefits, including taxable reimbursement of insurance premiums expatriate allowances
  hiring bonuses or other special payments relating to the initiation of employment amounts realized with respect to restricted stock, non-qualified stock options or stock appreciation rights lost luggage advance
  interest payments
B-3.  Special Crediting Rule.  For purposes of allocating Wages earned by a Qualified Employee for services rendered during a Performance Period but received following termination of employment, such Wages will be treated as received on the Qualified Employee's last day of employment with the Employer.

Exhibit D

Brazil

            I.     Participation.

        A.    Eligibility.  International Employees who are working regularly in Brazil, who are on the Employer's Brazilian payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered Brazilian Employees").

        B.    Acknowledgement.  In order to receive an award under the Plan, a Covered Brazilian Employee must execute a written acknowledgement in the form and manner established by the Employer.

     II      Plan Terms.
  A.     Plan Type.  The Plan shall be implemented in Brazil as a profit sharing plan.

B.     Collective Bargaining Agreement.  The terms of the Plan as applied to Covered Brazilian Employees shall be subject to the terms of any collective bargaining agreement.

C.     Time of Payments.  Covered Brazilian Employees will be paid their Quarterly Incentive Awards for the first and second calendar quarters, if any, on or about the August 31 immediately following such calendar quarters, and their Quarterly Incentive Awards for the third and fourth quarters, if any, on or about the March 31 immediately following such calendar quarters. Any Incentive Award for a calendar year will be payable on or about the March 31 immediately following such calendar year.

D.     Expiration.  This Exhibit D shall terminate effective December 31, 2004.

Exhibit L

Japan

I.       Participation.

        A.    Eligibility.  International Employees who are working regularly in Japan, who are on the Employer's Japanese payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the plan, are eligible to participate in the Plan ("Covered Japanese Employee").

II.      Plan Terms.  The terms of the Plan as applied to a Covered Japanese Employee shall be established by the terms of a separate writing approved by the Company's Senior Vice President - People.

Exhibit N

Mexico

I.      Participation.

        A.    Eligibility.  International Employees who are working regularly in Mexico, who are on the Employer's Mexican payroll and who are not subject to the terms of a collective bargaining agreement with the Employer, unless the terms of such agreement require that such employees participate in the Plan, are eligible to participate in the Plan ("Covered Mexican Employees").

        B.    Acknowledgement.  In order to receive an award under the Plan, a Covered Mexican Employee must execute a written acknowledgement in the form and manner established by the Employer.

         II.     Plan Terms. A.     Offset For Mandatory Profit Sharing.  A Covered Mexican Employee's award under the Plan shall be offset (but not below zero) by the amount of any profit sharing payment such employee is entitled to receive under Mexico's mandatory profit sharing law.

B.     Expiration.  This Exhibit N shall terminate effective December 31, 2004.